RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

August 6, 2009

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C.  20549

Re: IBI Acquisitions, Inc.

On August 4, 2009 my appointment as auditor for IBI Acquisitions, Inc. ceased. I have read IBI Acquisitions, Inc.’s statements included under Item 4 of its Form 8-K dated March 24, 2009,  and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant